Exhibit (a)(5)



                              BANKERS TRUST COMPANY
                               130 LIBERTY STREET
                            NEW YORK, NEW YORK 10006



                                                   February 23, 1998



 J.W. Childs Equity Partners, L.P.
 1 Federal Street
 21st Floor
 Boston, MA 02110


 Attention:  Steven G. Segal


 re:  Senior Secured Financing / Amendment to Financing Letter



 Dear Steve:

      Reference is hereby made to our letter agreement to you dated as of January 22, 1998 (the "Financing Letter") concerning the financing of the proposed Recapitalization and related transactions described therein.
 Terms used in the Financing Letter shall have the same meaning when used in this amendment to the Financing Letter (this "Amendment").


      Each of the parties hereto agrees to amend the Financing Letter by:


           (i) deleting the second reference to"$25 million" appearing on page 2 of the Financing Letter and inserting the text "$30 million" in lieu thereof; and


           (ii) deleting the text "$25 million" appearing on page 1 of Exhibit A to the Financing Letter and inserting the text "$30 million" in lieu thereof.


      This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York.


      This Amendment shall be effective when each party hereto shall have signed a written counterpart hereof and shall have delivered the same to Bankers Trust Company.


      This Amendment shall not be amended or modified except in writing signed by the parties hereto.



      This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.



                               BANKERS TRUST COMPANY



                               By  /s/ David J. Bill
                                  ---------------------------
                                   Title:  Vice President



 Confirmed and Agreed, this
 23rd day of February, 1998.




 J.W. CHILDS EQUITY PARTNERS, L.P.

        By:  J.W. Childs Advisors, L.P.,
                  its General Partner

        By:  J.W. Childs Associates, L.P.,
                  its General Partner

        By:  J.W. Childs Associates, Inc.,
                  its General Partner


        By:_________________________________
           Title: